UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 15, 2002

PALM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 N. McCarthy Blvd. Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 503-7000

N/A
(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure.

Pursuant to the Amended and Restated Certificate of Incorporation of Palm, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware on October 9, 2002, effective as of 12:01 a.m. on October 15, 2002 (the “Effective Time”), the Company effected a one-for-twenty reverse stock split of the Company’s common stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”). The reverse stock split also affects options, warrants and other securities convertible into or exchangeable for shares of the Company’s common stock that were issued and outstanding immediately prior to the Effective Time.

No fractional shares will be issued in connection with the reverse stock split. A holder of a certificate representing shares of Old Common Stock at the Effective Time who would otherwise be entitled to receive a fraction of a share of the Company’s common stock is, in lieu thereof, entitled to receive a cash payment in an amount equal to (i) the fraction to which the stockholder would otherwise be entitled multiplied by (ii) $0.64, the per share closing sales price of the Company’s common stock on October 14, 2002 as reported on the Nasdaq National Market.

Item 7.    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not	applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description of Exhibits
3.1(1)	Amended and Restated Certificate of Incorporation.

(1) Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 11, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALM, INC

Date: October 21, 2002	By:	/S/ THEODORE J. THEOPHILOS
Theodore J. Theophilos Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
3.1(1)	Amended and Restated Certificate of Incorporation.

(1) Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 11, 2002.